Exhibit 22.1

Guarantor Subsidiaries

The following is a list of the subsidiary guarantors to the outstanding senior notes issued by The GEO Group, Inc., specifically the Secured Notes and the Unsecured Notes.

ADAPPT, LLC
Arapahoe County Residential Center, LLC
BI Incorporated
Behavioral Acquisition Corp.
Behavioral Holding Corp.
BI Mobile Breath, Inc.
BII Holding Corporation
BII Holding I Corporation
Broad Real Estate Holdings, LLC
CCC Wyoming Properties, LLC
CCMAS, LLC
CEC Intermediate Holdings, LLC
CEC Parent Holdings, LLC
CEC Staffing Solutions, LLC
CiviGenics, Inc.
CiviGenics Management Services, LLC
CiviGenics-Texas, Inc.
Clearstream Development, LLC
Community Alternatives
Community Corrections, LLC
Community Education Centers, Inc.
Cornell Companies Inc.
Cornell Corrections Management LLC
Cornell Corrections of Rhode Island, Inc.
Cornell Corrections of Texas, Inc.
Correctional Properties Prison Finance LLC
Correctional Properties, LLC
Correctional Services Corporation LLC
Correctional Systems, LLC
CPT Limited Partner, LLC
CPT Operating Partnership L.P.
Fenton Security, LLC
GEO Acquisition II, Inc.
GEO Care LLC
GEO CC3 Inc.
GEO Secure Services, LLC
GEO Corrections Holdings, Inc.
GEO CPM, Inc.
GEO Management Services, Inc.
GEO Holdings I, Inc.
GEO International Services, Inc.
GEO MCF LP, LLC
GEO Leasing, LLC

GEO Operations, Inc.
GEO RE Holdings LLC
GEO Reentry of Alaska Inc.
GEO Reentry Services, LLC
GEO Reentry, Inc.
GEO Transport, Inc.
GEO/DEL/R/02, Inc.
GEO/DEL/T/02, Inc.
Highpoint Investments, LLC
MCF GP, LLC
Minsec Companies, LLC
Minsec Treatment, LLC
Municipal Corrections Finance, L.P.
Protocol Criminal Justice, Inc.
Public Properties Development and Leasing LLC
SECON, Inc.
WBP Leasing, LLC